UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                           _______________________

                                   FORM 8-K


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): August 1, 2003


                     Better Minerals & Aggregates Company
            (Exact name of registrant as specified in its charter)


                                   Delaware
                (State or other jurisdiction of incorporation)


                             333-32518 55-0749125
          (Commission File Number) (IRS Employer Identification No.)


                        Route 522 North, P.O. Box 187
                    Berkeley Springs, West Virginia 25411
         (Address of principal executive offices, including zip code)


                                (304) 258-2500
             (Registrant's telephone number, including area code)


                                     N/A
        (Former name or former address, if changed since last report)

Item 12.  Results of Operations and Financial Condition.

On August 1, 2003, Better Minerals & Aggregates Company announced financial results for the second quarter of 2003 and the six months ended June 30, 2003.

Significant financial and operating highlights comparing the current quarter and year to date results to prior year are noted below:

o     Net sales from continuing operations were $48.5 million in the quarter ended June 30, 2003 as compared to $48.6 million for the comparable period in 2002. For the six-month period ending June 30, 2003, net sales from continuing operations were $92.2 million as compared to $91.1 million for the same period in 2002.
o     Net loss from continuing operations was $7.0 million in the quarter ended June 30, 2003 as compared to a net loss from continuing operations of $2.3 million for the quarter ended June 30, 2002. For the six month period ended June 30, 2003, net loss was $10.1 million as compared to a net loss from continuing operations of $4.4 million for the same period in 2002.
o     The net results of our subsidiary, Better Materials Corporation that was sold on July 18, 2003, are reported as discontinued operations. Net loss, after applicable taxes, for discontinued operations, not included in the results noted above, was $0.3 million for the quarter ended June 30, 2003 as compared to net income of $4.9 million for the quarter ended June 30, 2002.
            For the six month period ended June 30, 2003, the net loss from discontinued operations after applicable taxes was $9.0 million as compared to a net loss of $1.9 million for the same period in 2002.
o     Net loss, including the loss from discontinued operations was $7.3 million in the quarter ended June 30, 2003 as compared to net income of $2.6 million for the same period in 2002. For the six-month period ended June 30, 3003, net loss was $18.8 million as compared to $14.9 million for the same period in 2002.
o     We were not in compliance with our amended financial covenants included in our senior secured credit agreement as of June 30, 2003. Accordingly, the full amount of the outstanding principal under the senior secured credit agreement, totaling $160.4 million on June 30, 2003, has been classified as a current liability as of that date. Subsequently, on July 18, 2003, we completed the sale of our aggregates subsidiary, Better Materials Corporation, and applied $153.4 million of the total $158.3 gross proceeds received at closing against a substantial portion of the principal amounts due and outstanding under the senior secured credit agreement as of July 18, 2003. After taking into account this reduction in borrowings under the senior secured credit agreement, we currently have approximately $14.5 million outstanding under our tranche C term loan under the senior secured credit agreement. Please see our Current Report on Form 8-K dated July 18, 2003 for more information about the sale of our aggregates business, including pro forma financial statements reflecting the aggregates sale and the permanent reduction of borrowings under our senior secured credit agreement.

      Included in these operating results, are the following non-recurring, pretax charges, in each case reflected in selling, general & administrative expenses:

o     Accrued costs related to severance payments and supplemental retirement benefits for our former Chief Executive Officer, totaling $3.1 million in the quarter and six-month periods ended June 30, 2003.
o     Expenses associated with our efforts to complete the sale of our aggregates subsidiary, and expenses related to appraisals, due diligence and other items necessary to obtain a new source of financing for the company, totaling $1.0 million in the quarter ended June 30, 2003 and $1.3 million in the six-month period ended June 30, 2003.

      Other significant costs reflected in these operating results include:

o     The price of drier fuel used in our industrial minerals plants has increased as the open market prices for natural gas, fuel oil and propane have increased. For the quarter ended June 30, 2003, our purchase price for drier fuel was $0.9 million greater than for the same period in 2002. For the six-month period ended June 30, 2003, the purchase price of drier fuel was $1.9 million greater than for the same period in 2002.
o     In 2002 selling, general & administrative expenses included silica litigation expenses of $0.6 million in the quarter ended June 30, 2002 and $1.2 million for the six-month period ended June 30, 2002. There were no recorded expenses for these items in the same comparable periods in 2003 as a result of the charge to income for estimated future litigation charges taken in December 2002. For more information on silica litigation matters, see "Significant Factors Affecting Our Business - Silica Health Risks and Litigation May Have a Material Adverse Effect on Our Business" included in our Annual Report of Form 10-K for the period ended December 31, 2002, as amended and in our Quarterly Report on Form 10-Q for the period ended March 31, 2003, and see our Current Report on Form 8-K dated July 18, 2003.

Included in this Current Report on Form 8-K immediately after the signature page are the following unaudited financial reports:

1.    Consolidated, condensed statement of operations.
2.    Consolidated, condensed balance sheet.
3.    Consolidated, condensed statement of cash flows.

    SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Better Minerals & Aggregates Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Better Minerals & Aggregates Company


Date:  August 1, 2003                     By:  /s/ Gary E. Bockrath
                                           Name:  Gary E. Bockrath
                                           Title:  Vice President and
                                                     Chief Financial Officer

            BETTER MINERALS & AGGREGATES COMPANY AND SUBSIDIARIES
               CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                            (Dollars in Thousands)
                                 (Unaudited)

                                         For the Quarter Ended   For the Six Months Ended
                                                June 30,                 June 30,
                                           2003         2002         2003        2002

Net sales                                $ 48,501     $ 48,550     $ 92,166    $ 91,140
Cost of goods sold                         36,583       35,996       71,611      69,465
Depreciation, depletion and amortization    3,882        4,171        7,935       7,732
Selling, general & administrative           8,137        4,416       11,825       9,232
                                         --------     --------     --------    --------
      Operating income                       (101)       3,967          795       4,711
Interest expense                            8,373        7,906       16,376      16,098
Other income, net of interest income         (275)        (390)        (484)       (698)
                                         --------     --------     --------    --------
      Income (loss) before income taxes    (8,199)      (3,549)     (15,097)    (10,689)

Benefit for income taxes                   (1,187)      (1,296)      (5,013)     (6,290)
                                         --------     --------     --------    --------
      Net income (loss) from continuing  $ (7,012)      (2,253)    $(10,084)     (4,399)
 operations                              --------     --------     --------    --------
Income (loss) from operations of
discontinued segment, less applicable        (335)       4,867       (9,013)     (1,890)
income taxes of $421, $350, $896, and
$1,079
Cumulative effect of change in
accounting principle, less applicable
income taxes of $0, $0, $191, and $6,117        -            -         (335)      8,621
                                         --------     --------     --------    --------
      Net income (loss)                  $ (7,347)    $  2,614     $(18,762)   $(14,910)
                                         ========     ========     ========    ========

            BETTER MINERALS & AGGREGATES COMPANY AND SUBSIDIARIES
                    CONSOLIDATED CONDENSED BALANCE SHEETS
                            (Dollars in Thousands)
                                  (Unaudited


                                                      June 30,   December
                                                                    31,
                                                        2003       2002
ASSETS
Current assets of discontinued operations               41,075      36,431
Other current assets                                    62,565      56,781
Property and equipment - net                            95,819     105,176
Insurance for third-party product liability claims      42,594      40,864
Debt issuance costs                                      9,376       9,518
Noncurrent assets of discontinued operations           172,859     173,285
Other assets                                            20,959      18,566
                                                     ---------   ---------
      Total assets                                   $ 445,247   $ 440,621
                                                     =========   =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities of discontinued operations          12,725       9,934
Current portion of long-term debt                      160,715      10,425
Other current liabilities                               34,309      31,558
                                                     ---------   ---------
   Total current liabilities                           207,749      51,917

Long-term debt                                         150,558     283,143
Third-party products liability claims                   68,904      69,209
Noncurrent assets of discontinued operations            49,638      51,253
Other noncurrent assets                                 41,523      39,548
Stockholders' equity                                   (73,125)    (54,449)
                                                     ---------   ---------
     Total liabilities and stockholders' equity      $ 445,247   $ 440,621
                                                     =========   =========

            BETTER MINERALS & AGGREGATES COMPANY AND SUBSIDIARIES
               CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                            (Dollars in Thousands)
                                 (Unaudited)

                                                        For the Six Months Ended
                                                                June 30,
                                                            2003         2002

Net cash used for operating activities                     (11,907)      (6,638)

Cash flows from investing activities:
     Capital expenditures                                   (3,662)      (6,994)
     Proceeds from sale of property, plant and equipment        25          264
     Loans to related party                                    (17)          58
                                                            ------       ------
Net cash used for investing activities                      (3,654)      (6,672)

Cash flows from financing activities:
     Decrease in book overdraft                              1,285          (69)
     Issuance of long-term debt                             15,236           --
     Repayment of long-term debt                            (6,290)      (5,393)
     Net revolver credit agreement facility                  8,200       17,350
     Financing fees                                           (804)          --
     Principal payments on capital lease obligations          (510)        (420)
                                                            ------       ------
Net cash provided by financing activities                   17,117       11,468

Net increase (decrease) in cash                              1,556       (1,842)

Cash and cash equivalents, beginning of period               1,330        2,493
Cash and cash equivalents, ending of period                 $2,886      $   651

Schedule of noncash financing activities:
Assets acquired by entering into capital lease obligations  $  194      $   955